Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Ramsey Hamadi,

Chief Financial Officer

(336) 369-0975

ramsey.hamadi@newbridgebank.com

NewBridge Bancorp Announces Second Quarter Cash Dividend

Greensboro, N.C., May 20, 2015 – NewBridge Bancorp (NASDAQ: NBBC) announced today the second quarter cash dividend payable to its common shareholders. On May 20, 2015, the Board of Directors of NewBridge Bancorp declared a $0.015 per share quarterly cash dividend on its common stock, payable July 15, 2015 to shareholders of record as of the close of business on June 16, 2015.

About NewBridge Bancorp

NewBridge Bancorp (NASDAQ:NBBC) is the holding company for NewBridge Bank, a $2.7 billion community-focused bank headquartered in Greensboro, North Carolina. Through 41 full-service branches, NewBridge Bank provides a comprehensive array of personal financial solutions including banking, lending and wealth management services. The Bank’s expert commercial teams provide customized lending services, including SBA loans, along with sophisticated deposit and treasury management solutions to small businesses and middle market corporations. With continuous operations dating back to 1910 in the Piedmont Triad Region of North Carolina (Greensboro-Winston-Salem-High Point), NewBridge Bank’s served markets have expanded to also include Charlotte-Gastonia-Concord, Raleigh-Durham-Chapel Hill, and Wilmington in North Carolina and Greenville-Spartanburg and Charleston in South Carolina. To make NewBridge Bank your preferred financial partner, please visit us in our offices or online at www.newbridgebank.com.

Disclosures About Forward Looking Statements

The discussions included in this press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. These forward looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding recently completed or proposed acquisitions and the general business strategy of engaging in bank acquisitions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.